As filed with the Securities and Exchange Commission on May 19, 2017

Registration Nos. 333-179182

333-171217

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Gerdau S.A.

(Exact name of registrant as specified in its charter)

The Federative Republic of Brazil	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Av. Farrapos 1811
Porto Alegre, Rio Grande do Sul – Brazil CEP	90220-005
(Address of Principal Executive Offices)	(Zip Code)

Gerdau North America Equity Incentive Plan

(Full Title of the plan)

Puglisi & Associates

850 Library Avenue, Suite 204

Newark, Delaware 19711

(Name and address of agent for service)

(302) 738-6680

(Telephone number, including area code, of agent for service)

Copy to:

Ross Kaufman

Greenberg Traurig, LLP

MetLife Building, 200 Park Avenue, New York, NY 10166

Tel:  (212) 801-9380

Fax: (212) 801-6400

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act

Large accelerated filer ☒		Accelerated filer ☐
Non-accelerated filer ☐	(Do not check if a smaller reporting company)	Smaller reporting company ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

EXPLANATORY NOTE

This Post-Effective Amendment No. 1 relates to the Registration Statements on Form S-8 (File Nos. 333-179182 and 333-171217) (the “Registration Statements”) of Gerdau S.A. (the “Registrant”), which were filed with the U.S. Securities and Exchange Commission on January 26, 2012 and December 16, 2010, respectively. The Registration Statements registered 14,388,363 Preferred shares of the Registrant’s preferred stock (“Shares”), to be offered pursuant to the plans described therein (the “Plans”).

The purpose of this Post-Effective Amendment No. 1 is to amend the Registration Statements to reflect the amended and consolidated terms of the Plans.  No additional securities are being registered hereby.

Part II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.  Exhibits.

The following exhibits are filed with this Post-Effective Amendment No. 1 to the Registration Statement:

Exhibit number	Document

4.3	Gerdau North America Equity Incentive Plan

24	Power of Attorney (included on signatures)

SIGNATURES

Pursuant to the requirements of the Securities Act, Gerdau certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Porto Alegre, State of Rio Grande do Sul, Brazil on May19, 2017.

GERDAU S.A.

By:	/s/ André Bier Gerdau Johannpeter
Name: André Bier Gerdau Johannpeter
Title: Chief Executive Officer

By:	/s/ Harley Lorentz Scardoelli
Name: Harley Lorentz Scardoelli
Title: Chief Financial Officer

SIGNATURE	NAME / TITLE	DATE

/s/ André Bier Gerdau Johannpeter	André Bier Gerdau Johannpeter	May 19, 2017
Chief Executive Officer and Director

/s/ Claudio Johannpeter	Claudio Johannpeter	May 19, 2017
Chairman of the Board of Directors

/s/ Richard Chagas Gerdau Johannpeter	Richard Chagas Gerdau Johannpeter	May 19, 2017
Director

/s/ Affonso Celso Pastore	Affonso Celso Pastore	May 19, 2017
Director

/s/ Fernando Fontes Iunes	Fernando Fontes Iunes	May 19, 2017
Director

/s/ Aod Cunha de Moraes Junior	Aod Cunha de Moraes Junior	May 19, 2017

/s/ Donald J. Puglisi	Puglisi & Associates Authorized Representative of	May 19, 2017
Gerdau S.A in the United States

EXHIBIT INDEX

Exhibit number	Document

4.3	Gerdau North America Equity Incentive Plan

24	Power of Attorney (included on signatures pages)